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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-11 (File No.333-4568) of our reports dated March 29, 1996, on our audits of the combined financial statements and financial statement schedule of AGH Predecessor Hotels; dated April 8, 1996, on our audits of the combined financial statements and financial statement schedule of AGH Acquisition Hotels; dated April 12, 1996, on our audit of the balance sheet of American General Hospitality Corporation; and dated May 29, 1996 on our audit of the balance sheet of AGH Leasing, L.P. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Dallas, Texas July 24, 1996